                                 Exhibit B(4)(a)

The Northwestern Mutual Life Insurance Company agrees to pay the benefits provided in this contract, subject to its terms and conditions. Signed at Milwaukee, Wisconsin on the Issue Date.

       /s/ James D. Ericson               /s/ John M. Bremer

       PRESIDENT AND C.E.O.                   SECRETARY

FLEXIBLE PAYMENT VARIABLE ANNUITY-ACCOUNT A

Net Purchase Payments accumulated in a Separate Account, assets of which are invested in shares of one or more mutual funds, or Guaranteed Interest Fund.

Retirement benefit payable at maturity.
Payment at death before maturity.

Contract benefits payable in one sum or as variable or guaranteed monthly income. Variable Payment Plan benefits described in Section 11.

Participating.

AMOUNTS ALLOCATED TO THE SEPARATE ACCOUNT DIVISIONS AND VARIABLE PAYMENTS PROVIDED BY THIS CONTRACT ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT BUT ARE VARIABLE AND MAY INCREASE OR DECREASE TO REFLECT THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT.

RIGHT TO RETURN CONTRACT -- Please read this contract carefully. The Owner may return the contract for any reason within ten days after receiving it. Return of the contract is effective on the date written notice of the return is delivered, mailed or sent by telegram to either The Northwestern Mutual Life Insurance Company, 720 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202 or the agent who sold the contract. If returned, the contract will be cancelled and the Company will refund the sum of (a) the difference between the Purchase Payments paid and the amounts, if any, allocated to the Separate Account plus (b) the value of the contract on the effective date of return.

                        [NORTHWESTERN MUTUAL LIFE LOGO]

                        CONTRACT NUMBER  V12 345 678
                        ANNUITANT        John J. Doe
                        ISSUE DATE       January 15, 1996
                                                            Sex Neutral

                                TABLE OF CONTENTS

                                                                    PAGE
                                                                    ----

CONTRACT INFORMATION, SEPARATE ACCOUNT DIVISIONS                      3

LOADS, FEES, AND CHARGES;
PURCHASE PAYMENTS, ACCUMULATION VALUE, PAYMENT PLANS                  4

SECTION 1. GENERAL TERMS AND DEFINITIONS                              5

SECTION 2. SEPARATE ACCOUNT                                           6
         - Definition of Separate Account
         - Accumulation Units
         - Net Investment Factor
         - Substitution and Change

SECTION 3. GUARANTEE INTEREST FUND                                    7
         - Guaranteed Interest Fund
         - Accumulation Value
         - Transfer Restrictions
         - Maximum Accumulation Value

SECTION 4. PURCHASE PAYMENTS, TRANSFERS AND WITHDRAWALS               7
         -  Payment of Purchase Payments
         -  Application of Purchase Payments
         -  Selection of Division for Purchase Payments
         -  Transfer of Accumulation Units
         -  Withdrawals and Full Surrender
         -  Effective Date

SECTION 5. BENEFITS                                                   8
         - Maturity Benefit
         - Payment at Death

SECTION 6. BENEFICIARIES                                              9
         - Definition of Beneficiaries
         - Naming and Change of Beneficiaries
         - Succession in Interest of Beneficiaries
         - General

SECTION 7. LOADS, FEES, AND CHARGES                                  10
         - Contract Fee
         - Sales Load and Premium Taxes
         - Withdrawal Charge

SECTION 8. OWNERSHIP                                                 11
         - The Owner
         - Transfer of Ownership
         - Collateral Assignment
         - Reports to Owners
         - Transferability Restrictions

                                                                    PAGE
                                                                    ----

SECTION 9.  THE CONTRACT                                             11
         -  Guarantees
         -  Valuation of Assets
         -  Determination of Values
         -  Deferment of Benefit Payments
         -  Dividends
         -  Incontestability
         -  Misstatement of Age or Sex
         -  Entire Contract; Changes
         -  Termination of Contract

SECTION 10. PAYMENT OF CONTRACT BENEFITS                             12
         -  Payment of Benefits
         -  Payment at Death
         -  Effective Date for Payment Plan
         -  Payment Plan Elections

SECTION 11. PAYMENT PLANS                                            13
         -  Description of Payment Plans
         -  Allocation of Benefits
         -  Annuity Units under Variable Payment Plans
         -  Payments under Variable Payment Plans
         -  Transfers between Variable Payment Plans
         -  Withdrawal under Payment Plans
         -  Payment Plan Rates

ADDITIONAL BENEFITS (if any)                                  Following page

APPLICATION                                             Attached to the contract

                                  ENDORSEMENTS
               to be made only by the Company at the Home Office

CONTRACT INFORMATION

CONTRACT NUMBER                    V12 345 678

PLAN                               Flexible Payment Variable Annuity
ADDITIONAL BENEFITS                None

TAX REPORTING CATEGORY             Personal Annuity

ANNUITANT                          John J. Doe
AGE AND SEX                        35   Male
OWNER                              John J. Doe, the Annuitant

ISSUE DATE                         June 1, 1999
CONTRACT ANNIVERSARY               June 1, 2000 and each June 1
                                   thereafter
MATURITY DATE                      June 1, 2029

DIRECT BENEFICIARY                 Jane K. Doe, Wife of the Annuitant



                                 INVESTMENT DIVISIONS

On the Issue Date, Purchase Payments and contract values may be allocated among the following Investment Accounts. Available Separate Account Divisions are subject to change. See Section 2.1.

Divisions of Separate Account A:
     Select Bond Division
     International Equity Division
     Money Market Division
     Balanced Division
     Index 500 Stock Division
     Aggressive Growth Stock Division
     High Yield Bond Division
     Growth Stock Division
     Growth and Income Stock Division
     Index 400 Stock Division
     Small Cap Growth Stock Division
     Russell Multi-Style Equity Division
     Russell Aggressive Equity Division
     Russell Non-US Division
     Russell Real Estate Securities Division
     Russell Core Bond Division

Guaranteed Accounts:
     Guaranteed Interest Fund




QQV.ACCT.A.(0599)                       Page 3

                                           CONTRACT NUMBER           V12 345 678

                          LOADS, FEES, AND CHARGES

DEDUCTION FROM PURCHASE PAYMENTS:

         SALES LOAD (See Section 7.2):

         Total Purchase Payments                             Amount Deducted
         Paid Under the Contract                           From Purchase Payment
               First $100,000                                      4.0%
               Next $400,000                                       2.0%
               Next $500,000                                       1.0%
               Balance over $1,000,000                             0.5%

         PREMIUM TAX (See Section 7.2):
            For the first Contract Year, Premium Taxes are not deducted from Purchase Payments. After the first Contract Year, the Company may deduct Premium Taxes from Purchase Payments received or benefits paid.

ANNUAL ANNUITY RATE AND EXPENSE GUARANTEE CHARGE (See Section 2.3):
         0.40% at Issue; 0.75% Maximum

ANNUAL CONTRACT FEE (See Section 7.1):

         $30 charged on the contract anniversary. The contract fee will be waived if the Accumulation Value of the contract equals or exceeds $50,000 on the contract anniversary.

TRANSFER FEE (See Sections 4.4 and 11.5):
         $25 beginning with the thirteenth transfer in any Contract Year.

WITHDRAWAL CHARGE: Not Applicable

         MINIMUM PURCHASE PAYMENTS, ACCUMULATION VALUE, PAYMENT PLANS

MINIMUM PURCHASE PAYMENT (See Section 4.1): $25

MINIMUM ACCUMULATION VALUE (See Section 9.9):
         $2,000 after the first contract anniversary

MINIMUM PAYMENT UNDER PAYMENT PLAN (See Sections 9.9 and 10.4): $20

              GUARANTEED INTEREST FUND - TABLE OF GUARANTEED VALUES

The table shows minimum guaranteed values and assumes a $10,000 Purchase Payment made at the time of issue followed by subsequent $1,000 Purchase Payments made annually thereafter on each contract anniversary. The values are based on the assumption that 100% of all net Purchase Payments are allocated to, and remain in, the Guaranteed Interest Fund.

          End of
          Contract                                               Accumulation             Cash
          Year                         October 1,                    Value                Value
            1                             1996                      $  9,888               $9,888
            2                             1997                        11,143               11,143
            3                             1998                        12,435               12,435
            4                             1999                        13,766               13,766
            5                             2000                        15,137               15,137

            6                             2001                        16,549               16,549
            7                             2002                        18,003               18,003
            8                             2003                        19,501               19,501
            9                             2004                        21,044               21,044
            10                            2005                        22,633               22,633

            11                            2006                        24,270               24,270
            12                            2007                        25,956               25,956
            13                            2008                        27,692               27,692
            14                            2009                        29,481               29,481
            15                            2010                        31,323               31,323

            16                            2011                        33,221               33,221
            17                            2012                        35,176               35,176
            18                            2013                        37,189               37,189
            19                            2014                        39,262               39,262
            20                            2015                        41,398               41,398

        Age 60                            2020                        53,108               53,108
        Age 65                            2025                        66,817               66,817

This table is based on the guaranteed annual interest rate of 3%. Higher declared rates of interest will increase values. Values shown at the end of contract years do not reflect any Purchase Payments paid on that contract anniversary. The actual guaranteed values may differ from those shown above, depending on the amount and frequency of Purchase Payments.


                                     Page 4A

                    SECTION 1. GENERAL TERMS AND DEFINITIONS

ACCUMULATION UNIT. A unit of measure used to determine the value of the interest of this contract in the Separate Account prior to the date on which amounts are placed under a payment plan.

ACCUMULATION VALUE. The Accumulation Value of a Separate Account Division is the total value of all Accumulation Units in that Division. The Accumulation Value of the Guaranteed Interest Fund is the sum of amounts applied to the fund, plus credited interest, less amounts withdrawn or transferred from the fund. The Accumulation Value of the contract is the sum of the Accumulation Values of all Investment Accounts.

ANNUITANT. The person upon whose life this contract is issued and contract benefits depend.

ANNUITY UNIT. A unit of measure used to determine the amount of variable payments under a variable payment plan and the value of the interest of a variable payment plan in the Separate Account.

COMPANY. The Northwestern Mutual Life Insurance Company.

CONTRACT FEE. An annual charge for administrative expense; made on each contract anniversary prior to the Maturity Date.

CONTRACT YEAR. The first Contract Year is the period of time ending on the first contract anniversary. Subsequent Contract Years are the annual periods between contract anniversaries.

DIVISION. A component of the Separate Account to which the Owner may allocate Purchase Payments and contract values.

GUARANTEED INTEREST FUND. The portion of the contract that is credited with a guaranteed interest rate and which is held as part of the general assets of the Company.

HOME OFFICE. The office of the Northwestern Mutual Life Insurance Company located at 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

INVESTMENT ACCOUNT. The Guaranteed Interest Fund and Separate Account Divisions available for allocation of Purchase Payments and contract values. The available Investment Accounts are listed on page 3.

ISSUE DATE. The date this contract is issued and becomes effective.

MATURITY DATE. The date upon which contract benefits will become payable. If the contract is continued in force under the Optional Maturity Date provision, the Optional Maturity Date will become the Maturity Date.

NET PURCHASE PAYMENT. A Purchase Payment less all applicable deductions. Deductions may include the Sales Load and Premium Tax.

OPTIONAL MATURITY DATE. The contract anniversary nearest the Annuitant's 90th birthday. Upon reaching the Maturity Date shown on page 3, the Owner may elect to continue the contract in force until this Optional Maturity Date.

OWNER.  The person possessing the ownership rights stated in this contract.

PREMIUM TAX. A tax imposed by a governmental entity when Purchase Payments and charges for the Disability Waiver of Purchase Payment Benefit are received or benefits are paid.

PURCHASE PAYMENT. A payment made by or on behalf of the Owner with respect to this contract excluding any charge for the Disability Waiver of Purchase Payment Benefit.

SALES LOAD. A deduction made from Purchase Payments received.

SEPARATE ACCOUNT. NML Variable Annuity Account A. The Separate Account consists of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets and all other separate account assets of the Company.

WITHDRAWAL CHARGE. A deduction that is made from maturity benefits and withdrawal amounts.

WITHDRAWAL CHARGE FREE AMOUNT. For a withdrawal, the amount that can be withdrawn without a Withdrawal Charge prior to the withdrawal of Net Purchase Payments.

TRANSFER FEE. A deduction that is made from the amount transferred between Investment Accounts.

VALUATION DATE. Any day on which the assets of the Separate Account are valued. Assets are valued as of the close of trading on the New York Stock Exchange for each day the Exchange is open.

                          SECTION 2. SEPARATE ACCOUNT

2.1 SEPARATE ACCOUNT

      The Separate Account (NML Variable Annuity Account A) has been established by the Company. The Separate Account consists of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets and all other separate account assets of the Company. The assets of the Separate Account will not be charged with liabilities arising out of any other business the Company may conduct. Interests in the Separate Account are represented by Accumulation Units and Annuity Units, described in Sections 2.2 and 11.3, respectively.

      The Separate Account is comprised of the Divisions listed on page 3. The assets allocated to these Divisions are invested in shares of corresponding Portfolios of the Northwestern Mutual Series Fund, Inc. (the Series Fund). The Series Fund is registered under the Investment Company Act of 1940 as an open-end, diversified management investment company. Shares of the Series Fund Portfolios are purchased for the Separate Account at their net asset value.

      The Company reserves the right to eliminate or add additional Divisions and Portfolios.

2.2 ACCUMULATION UNITS

      The interest of this contract in the Separate Account, prior to the date on which amounts become payable under a payment plan, is represented by Accumulation Units. The dollar value of Accumulation Units for each Division will increase or decrease to reflect the investment experience of the Division. The value of an Accumulation Unit on any Valuation Date is determined by multiplying:

      -     the value on the immediately preceding Valuation Date; by

      - the Net Investment Factor for the period from the immediately preceding Valuation Date up to and including the current Valuation Date (the current period).

2.3 NET INVESTMENT FACTOR

      For each Division of the Separate Account the Net Investment Factor for the current period is one plus the net investment rate for the Division. The net investment rate for the current period is equal to the gross investment rate for the Division reduced on each Valuation Date by a charge for annuity rate and expense guarantees. The charge for these guarantees on the Issue Date is shown on page 4. The Company may increase or decrease the charge after the Issue Date, but the Company may not increase the charge to exceed the maximum charge shown on page 4.

      The gross investment rate for the current period for each Division is equal to a. divided by b. where:

    a. is:

      -     the investment income of the Division for the current period; plus

      - captial gains for the period, whether realized or unrealized, on the assets of the Division; less

      - capital losses for the period, whether realized or unrealized, on the assets of the Division; less

      - deduction for any tax liability paid or reserved for by the Company resulting from the maintenance or operation of the Division; and less

      - any reasonable expenses paid or reserved for by the Company which result from a substitution of other securities for shares of the Portfolio(s) as set forth in Section 2.4 and

    b. is the value of the assets in the Division on the immediately preceding Valuation Date.

      The gross investment rate may be positive or negative. The deduction for any tax liability may be charged proportionately against those contracts to which the liability is attributable by a reduction in the gross investment rate for those contracts.

2.4 SUBSTITUTION AND CHANGE

      Pursuant to the authority of the Board of Trustees of the Company:

      - the assets of the Division may be invested in securities other than shares of the Portfolio(s) as a substitute for those shares already purchased or as the securities to be purchased in the future;

      - the provision of the contracts may be modified to comply with any other applicable federal or state laws.

      In the event of a substitution or change, the Company may make appropriate endorsement on this and other contracts having an interest in the Separate Account and take other actions as may be necessary to effect the substitution or change.

                       SECTION 3. GUARANTEED INTEREST FUND

3.1 GUARANTEED INTEREST FUND

      Net Purchase Payments (see Section 4.2) and amounts transferred from other Investment Accounts under this contract (see Section 4.4) may be applied to the Guaranteed Interest Fund. Contract benefits placed under a variable payment plan may not be applied to the Guaranteed Interest Fund. Amounts applied to the Guaranteed Interest Fund become part of the general assets of the Company.

3.2 ACCUMULATION VALUE

      The Accumulation Value of the Guaranteed Interest Fund is the sum of the amounts applied to it, plus credited interest, less any amounts withdrawn or transferred from the fund. Interest begins to accrue on the effective date of the Purchase Payment or transfer (see Section 4.6). Interest will be credited at an annual effective interest rate of not less than 3%. A higher rate may be declared by the Company from time to time for a period set by the Company.

3.3 TRANSFER RESTRICTIONS

      Neither transfers of Accumulation Value into the Guaranteed Interest Fund nor transfers of Accumulation Value from the Guaranteed Interest Fund will be allowed for a period of 365 days following the most recent transfer of Accumulation Value from the Guaranteed Interest Fund. The maximum amount of the Accumulation Value that may be transferred from the Guaranteed Interest Fund in one transfer is limited to the greater of:

      - 20% of the Accumulation Value of the Guaranteed Interest Fund on the last contract anniversary preceding the transfer, and

      -     the amount of the most recent transfer from the Guaranteed Interest
            Fund.

      However, in no event will this maximum transfer amount be less than $1,000 or greater than $50,000.

3.4 MAXIMUM GUARANTEED INTEREST FUND ACCUMULATION VALUE

      The Accumulation Value of the Guaranteed Interest Fund may not exceed $1,000,000 without prior consent of the Company, except when the maximum is exceeded because of interest accruing to the Guaranteed Interest Fund.

3.5 TABLE OF GUARANTEED VALUES

      Accumulation and cash values are shown on page 4A for the end of the contract years shown. Values for contract years not shown are calculated on the same basis as those shown on page 4A. All values are at least as great as those required by the state in which this contract is delivered.

              SECTION 4. PURCHASE PAYMENTS, TRANSFERS, WITHDRAWALS

4.1 PAYMENT OF PURCHASE PAYMENTS

      All Purchase Payments are payable at the Home Office or to an authorized agent. A receipt signed by an officer of the Company will be furnished on request.

      Purchase Payments may be made at any time prior to the Maturity Date. The Owner may vary the amount of Purchase Payments, but no Purchase Payment may be less than the minimum Purchase Payment shown on page 4. Total Purchase Payments may not exceed $5,000,000 without the consent of the Company.

      The Company will not accept any Purchase Payments under Section 4 unless it is a contribution under a pension or profit sharing plan which meets the requirements of Section 401 of the Internal Revenue Code of 1954, as amended, or the requirements for deduction of the employe's contribution under Section 404(a)(2) of such code.

4.2 APPLICATION OF PURCHASE PAYMENTS

      Each Purchase Payment, net of the Sales Load and Premium Tax, will be applied to one or more Investment Accounts. Net Purchase Payments applied to the Guaranteed Interest Fund will accrue interest from the effective date of the Purchase Payment. Net Purchase Payments applied to the Separate Account will provide Accumulation Units in one or more Divisions. Accumulation Units are credited as of the effective date of the Purchase Payment.

      The number of Accumulation Units will be determined by dividing the Net Purchase Payment by the value of an Accumulation Unit on the effective date. This number of Accumulation Units will not be changed by any subsequent change in the dollar value of Accumulation Units.

4.3 SELECTION OF INVESTMENT ACCOUNT FOR PURCHASE PAYMENTS

      The Owner may at any time change the allocation of Net Purchase Payments among the Investment Accounts by written notice to the Company. Net Purchase Payments received at the Home Office on or after the date on which notice is received will be applied to the designated Investment Accounts on the basis of the new allocation.

4.4 TRANSFER OF ACCUMULATION VALUE

      Before the Maturity Date the Owner may, on request satisfactory to the Company, transfer amounts from one Investment Account to another, subject to the transfer restrictions described in Section 3.3. For transfers among the Separate Account Divisions, the number of Accumulation Units to be applied or deducted will be adjusted to reflect the respective value of the Accumulation Units in each of the Divisions on the date the transfer is effective. A Transfer Fee will be deducted from the amount transferred. The amount of the Transfer Fee is shown on page 4. The minimum amount which may be transferred is the lesser of $100 or the entire Accumulation Value of the Investment Account from which the transfer is being made.

      For transfers from the Guaranteed Interest Fund, amounts closest to expiration of an interest rate guarantee will be removed first. In the event that two amounts are equally close to expiration, the one which was applied to the Guaranteed Interest Fund earlier will be removed first.

4.5 WITHDRAWALS AND FULL SURRENDER

      Before the Maturity Date the Owner may, on request satisfactory to the Company, withdraw all or a portion of the Accumulation Value of the contract. The Company may require that at least 100 Accumulation Units or $100 of Accumulation Value of the Guaranteed Interest Fund remain after a partial withdrawal. Withdrawal of the entire value of the contract constitutes a full surrender, and receipt of the contract at the Home Office will terminate this contract. Receipt of the contract may be waived by the Company.

      The cash value of the amount withdrawn will be the Accumulation Value withdrawn determined as of the date the withdrawal is effective, less any applicable Withdrawal Charge. The Withdrawal Charge is described, in Section 7.3.

      The term "withdrawal amounts" as used in this contract includes amounts paid as full surrenders and withdrawals of a portion of the Accumulation Value of the contract.

      For withdrawals from the Guaranteed Interest Fund, amounts closest to expiration of an interest rate guarantee will be removed first. In the event that two amounts are equally close to expiration, the one which was applied to the Guaranteed Interest Fund earlier will be removed first.

4.6 EFFECTIVE DATE

      The effective date of a Purchase Payment, transfer, or withdrawal is the Valuation Date on which the Purchase Payment or the request for transfer or withdrawal is received at the Home Office. However, the Purchase Payment, transfer, or withdrawal will be effective on the following Valuation Date if the Purchase Payment or request for transfer or withdrawal is received at the Home Office either:

      - on a Valuation Date after the close of trading on the New York Stock Exchange; or

      -     on a day on which the New York Stock Exchange is closed.

                               SECTION 5. BENEFITS

5.1 MATURITY BENEFIT

MATURITY OPTIONS. If the Annuitant is living on the Maturity Date shown on page 3, and that Maturity Date is earlier than the contract anniversary nearest the Annuitant's 90th birthday, the Owner may elect between the following maturity options:

      - payment of a monthly income to the Annuitant under a payment plan chosen by the Owner; or

      - deferral of the maturity benefit and continuation of this contract, without any Disability Waiver of Purchase Payment Benefit, to the Optional Maturity Date. The contract will continue under this option if a written election for this purpose is received by the Company or if on the Maturity Date shown on page 3, the Owner has not chosen a payment plan.

      If the Annuitant is living on the Maturity Date and that Maturity Date is on or after the contract anniversary nearest the Annuitant's 90th birthday, the Company will pay a monthly income to the Annuitant under a payment form chosen by the Owner.

PAYMENT OF MATURITY BENEFIT. The amount of the monthly income paid as the maturity benefit will depend on the payment plan chosen (see Section 11) and the maturity value. The maturity value of this contract will be the Accumulation Value of the contract on the effective date of the maturity benefit, less any applicable Withdrawal Charge (see Section 7.3). The maturity benefit will be effective on the Maturity Date. However, if the New York Stock Exchange is closed on the Maturity Date, the effective date will be the Valuation Date next preceding the Maturity Date.

      If no payment form is chosen at the time a monthly income becomes payable, payments will be made to the Annuitant under the variable payment form of Life Income Plan (Option C), with installments certain for ten years, as described in
Section 11.1.

OPTIONAL MATURITY DATE. The Optional Maturity Date is the contract anniversary nearest the Annuitant's 90th birthday. If the contract is continued to the Optional Maturity Date, all contract rights of the Owner will continue in effect to the Optional Maturity Date except that the Disability Waiver of Purchase Payment Benefit will not continue in force after the Maturity Date shown on page
3. The Optional Maturity Date will become the Maturity Date for all other purposes of this contract.

5.2 PAYMENT AT DEATH

      The Company will make a payment to the beneficiary upon receipt at its Home Office of satisfactory proof of the death of the Annuitant before the Maturity Date. The payment at death will be the Accumulation Value of the contract determined on the effective date of the payment at death. The payment at death will be effective on the Valuation Date on which proof of death is received at the Home Office or, if later, the date on which a method of payment is elected. However, payment at death will be effective on the next following Valuation Date if the proof of death is received at the Home Office either:

      - on a Valuation Date after the close of trading on the New York Stock Exchange; or

      -     on a day on which the New York Stock Exchange is closed.

      If the date of death is before the Annuitant's 65th birthday, the payment at death will not be less than:

      -     total Purchase Payments paid under the contract; less

      -     any amounts withdrawn under Section 4.5.

      The term "death benefits" as used in this contract refers to the payment at death.

                            SECTION 6. BENEFICIARIES

6.1 DEFINITIONS

      The term "beneficiaries" as used in this contract includes direct beneficiaries, contingent beneficiaries and further payees.

6.2 NAMING AND CHANGE OF BENEFICIARIES

FOR MATURITY BENEFITS BY OWNER. The Owner may name and change the beneficiaries of maturity benefits before the Maturity Date. If no direct beneficiary is named by the Owner, the Annuitant will be the direct beneficiary.

FOR DEATH BENEFITS BY OWNER.  The Owner may name and change the beneficiaries:

      -     while the Annuitant is living; or

      - during the first 60 days after the date of death of tire Annuitant, if the Annuitant was not the Owner immediately prior to the Annuitant's death. A change made during this 60 days cannot be revoked.

FOR WITHDRAWAL AMOUNTS BY OWNER. The Owner may name the beneficiaries at the time of withdrawal.

FOR DEATH BENEFITS BY DIRECT BENEFICIARY. A direct beneficiary may name and change the contingent beneficiaries and further payees of the direct beneficiary's share of the benefits:

      -     if the direct beneficiary is the Owner,

      - if, at any time after the death of the Annuitant, no contingent beneficiary or further payee of that share is living; or

      - if, after the death of the Annuitant, the direct beneficiary elects a payment plan. The interest of any other beneficiary in the share of that direct beneficiary will end.

      These direct beneficiary rights are subject to the Owner's rights during the 60 days after the date of death of the Annuitant.

FOR MATURITY BENEFITS OR WITHDRAWAL AMOUNTS BY DIRECT BENEFICIARY. After a withdrawal or the maturity of the contract, the direct beneficiary may name and change the contingent beneficiaries and further payees of the direct beneficiary's share of benefits that is under a payment plan.

FOR MATURITY OR DEATH BENEFITS OR WITHDRAWAL AMOUNTS BY SPOUSE (MARITAL DEDUCTION PROVISION).

      - POWER TO APPOINT. The spouse of the Annuitant will have the power alone and in all events to appoint all amounts payable to the spouse under the contract if:
            a. just before the Annuitant's death, the Annuitant was the Owner, and
            b.    the spouse is a direct beneficiary; and
            c.    the spouse survives the Annuitant.

      - TO WHOM SPOUSE CAN APPOINT. Under this power, the spouse can appoint:
            a.    to the estate of the spouse; or
            b. to any other persons as contingent beneficiaries and further payees.

      - EFFECT OF EXERCISE. As to the amounts appointed, the exercise of this power will:
            a.    revoke any other designation of beneficiaries;
            b.    revoke any election of payment plan as it applies to them; and
            c. cause any provision to the contrary in Section 6 or 10 of this contract to be of no effect.

EFFECTIVE DATE. A naming or change of a beneficiary will be made on receipt at the Home Office of a written request that is acceptable to the Company. The request will then take effect as of the date that it was signed. The Company is not responsible for any payment or other action that is taken by it before the receipt of the request. The Company may require that the contract be sent to it to be endorsed to show the naming or change.

6.3 SUCCESSION IN INTEREST OF BENEFICIARIES

DIRECT BENEFICIARIES. The maturity or death benefits or withdrawal amounts will be payable in equal shares to the direct beneficiaries who survive and receive payment. If a direct beneficiary dies before receiving all or part of the direct beneficiary's full share, the unpaid portion will be payable in equal shares to the other direct beneficiaries who survive and receive payment.

CONTINGENT BENEFICIARIES. At the death of all of the direct beneficiaries, the maturity or death benefits, the withdrawal amounts, or the present value of any unpaid payments under a payment plan, will be payable in equal shares to the contingent beneficiaries who survive and receive payment. If a contingent beneficiary dies before receiving all or part of the contingent beneficiary's full share, the unpaid portion will be payable in equal shares to the other contingent beneficiaries who survive and receive payment.

FURTHER PAYEES. At the death of all the direct and contingent beneficiaries, the maturity or death benefits, the withdrawal amounts, or the present value of any unpaid payments under a payment plan, will be paid in one sum:

      - in equal shares to the further payees who survive and receive payment; or

      - if no further payees survive and receive payment, to the estate of the last to die of all beneficiaries who survive the Annuitant.

OWNER OR THE OWNER'S ESTATE. If no beneficiaries are alive when the Annuitant dies, the benefits will be paid to the Owner or to the Owner's estate.

6.4 TRUSTEE AS BENEFICIARY

      If a trustee is named as a beneficiary and no qualified trustee makes claim to the proceeds, or to the present value of any unpaid payments under a payment plan, within one year after payment becomes due to the trustee, or if satisfactory evidence is furnished to the Company within that year showing that no trustee can qualify to receive payment, payment will be made as though the trustee had not been named.

      The Company will be fully discharged of liability for any action taken by the trustee and for all amounts paid to, or at the direction of, the trustee and will have no obligation as to the use of the amounts. In all dealings with the trustee the Company will be fully protected against the claims of every other person. The Company will not be charged with notice of a change of trustee unless written evidence of the change is received at the Home Office.

6.5 GENERAL

TRANSFER OF OWNERSHIP. A transfer of ownership of itself will not change the interest of a beneficiary.

CLAIMS OF CREDITORS. So far as allowed by law, no amount payable under this contract will be subject to the claims of creditors of a beneficiary.

SUCCESSION UNDER PAYMENT PLANS. A direct or contingent beneficiary who succeeds to an interest in a payment plan will continue under the terms of the plan.

                         SECTION 7. FEES AND CHARGES

7.1 CONTRACT FEE

      On each contract anniversary prior to the Maturity Date, a Contract Fee will be charged for administrative expenses. The amount of the Contract Fee is shown on page 4. The Contract Fee will be deducted from the Investment Accounts in proportion to the Accumulation Value of the Investment Accounts. The effective date of the Contract Fee will be the contract anniversary. However, if the New York Stock Exchange is closed on the contract anniversary, the effective date will be the next following Valuation Date.

7.2 SALES LOAD AND PREMIUM TAXES

      The Company will deduct from Purchase Payments received the Sales Load shown on page 4. The Company may also deduct from Purchase Payments received any Premium Taxes incurred.

7.3 WITHDRAWAL CHARGE

CONDITIONS. Maturity benefits and withdrawals are subject to a Withdrawal Charge described on page 4. There is no Withdrawal Charge on benefits that are paid under a variable Instalment Income or variable Life Income Payment Plan. However, the withdrawal of the present value of any unpaid installments under a variable Installment Income Plan (Option B) will be subject to a withdrawal charge if the withdrawal is made less than five years after the date that the payment plan takes effect.

CALCULATIONS. The amount of the Withdrawal Charge on the contract is equal to the sum of the Withdrawal Charges on all Net Purchase Payments. The Withdrawal Charge on a Net Purchase Payment is equal to the Withdrawal Charge percentage on the date the Withdrawal Charge is determined, multiplied by the amount of the Net Purchase Payment. The Withdrawal Charge percentages are shown on page 4. The excess of the Accumulation Value of the contract over the total of Net Purchase Payments paid is not subject to a Withdrawal Charge.

      Withdrawal Charges are determined:

      -     for maturity benefits, as of the Maturity Date.

      - for withdrawals under Section 4.5, as of the effective date of the withdrawal.

      - for withdrawals from payment plans, as of the effective date of the withdrawal.

WITHDRAWAL CHARGE FREE AMOUNT. If the Accumulation Value of the contract is at least $10,000 on the most recent contract anniversary preceding a withdrawal under Section 4.5, then the amount withdrawn will be taken first from any eligible portion of the Accumulation Value of the contract that exceeds the total of Net Purchase Payments paid. For each Contract Year, the amount eligible for the Withdrawal Charge Free Amount is the lesser of the following:

      - the excess of the Accumulation Value of the contract on the effective date of the withdrawal over the total of Net Purchase Payments paid up to the effective date of the withdrawal; and

      - 10% of the Accumulation Value of the contract on the most recent contract anniversary preceding the withdrawal.

ORDER OF WITHDRAWAL. A withdrawal will be taken from the contract in the following order:

      -     first, from the Withdrawal Charge Free Amount, if any;

      - next, from the Net Purchase Payments in the order that produces the lowest Withdrawal Charge; and

      - last, from any remaining amount by which the Accumulation Value of the contract exceeds the total of Net Purchase Payments.

                              SECTION 8. OWNERSHIP

8.1 THE OWNER

      The Owner is named on page 3. All contract rights may be exercised by the Owner, the Owner's successor, or the Owner's transferee without the consent of any beneficiary. After the Annuitant's death, contract rights may be exercised only as provided in Sections 6 and 1).

      If the contract has more than one Owner, contract rights may be exercised only by authorization of all Owners.

8.2 TRANSFER OF OWNERSHIP

      The Owner may transfer the ownership of this contract. Written proof of transfer satisfactory to the Company must be received at its Home Office. The transfer will then take effect as of the date it was signed. The Company may require that the contract be sent to it for endorsement to show the transfer. The Company will not be responsible to a transferee Owner for any payment or other action taken by the Company before receipt of the proof of transfer at its Home Office.

8.3 COLLATERAL ASSIGNMENT

      The Owner may assign this contract as collateral security. The Company is not responsible for the validity or effect of a collateral assignment. The Company will not be responsible to an assignee for any payment or other action taken by the Company before receipt of the assignment in writing at its Home Office.

      The interest of any beneficiary will be subject to any collateral assignment made either before or after the beneficiary is named.

      A collateral assignee is not an Owner. A collateral assignment is not a transfer of ownership. Ownership can be transferred only by complying with
Section 8.2.

8.4 REPORTS TO OWNERS

      At least once each Contract Year, the Company will also send to the Owner or payee a statement of the Accumulation Values of the Investment Accounts, the number of units credited to the contract, the dollar value of a unit as of a date not more than two months previous to the date of mailing, and a statement of the investments held by the Separate Account.

8.5 TRANSFERABILITY RESTRICTIONS

      Notwithstanding any other provisions of this contract, the Owner may not:

            -     change the ownership of the contract; or

            - sell the contract, or asssign or pledge the contract as collateral for a loan or as security for the performance of an obligation or for any other purpose, to any person other than the Company.

      These restrictions will not apply if the Owner is:

            - the trustee of an employee trust that is qualified under the Internal Revenue Code; or

            - the custodian of a custodial account treated as an employee trust that is qualified under the Internal Revenue Code.

      The restrictions do not preclude the employer under a non-trusteed plan from transferring ownership of this contract to the Annuitant or to the employer or trustee under another plan or trust when required by the plan.

                             SECTION 9. THE CONTRACT

9.1 GUARANTEES

      The Company guarantees that mortality and expense results will not adversely affect the amount of variable payments.

9.2 VALUATION OF SEPARATE ACCOUNT ASSETS

      The value of the shares of each Portfolio held in the Separate Account on each Valuation Date will be the redemption value of the shares on that date. If the right to redeem shares of a Portfolio has been suspended, or payment of the redemption value has been postponed, the shares held in the Separate Ac. count (and Annuity Units) may be valued at fair value as determined in good faith by the Board of Trustees of the Company for the sole purpose of computing annuity payments.

9.3 DETERMINATION OF SEPARATE ACCOUNT VALUES

      The method of determination by the Company of the Net Investment Factor, and the number and value of Accumulation Units and Annuity Units, will be conclusive upon the Owner, any assignee, the Annuitant, and any beneficiary.

9.4 DEFERMENT OF BENEFIT PAYMENTS

SEPARATE ACCOUNT DIVISIONS. The Company reserves the right to defer determination of the contract values of the Separate Account portion of this contract, or the payment of benefits under a variable payment plan, until after the end of any period during which the right to redeem shares of a Portfolio is suspended, or payment of the redemption value is postponed. Any deferment would be in accordance with the provisions of the Investment Company Act of 1940 by reason of closing of, or restriction of trading on, the New York Stock Exchange, or other emergency, or as otherwise permitted by the Act. In addition, the Company reserves the right to defer payment of contract values until seven days after the end of any deferment in the determination of contract values.

GUARANTEED INTEREST FUND. The Company may defer paying contract values of the Guaranteed Interest Fund for up to six months from the effective date of the withdrawal or full surrender. If payment is deferred for 30 days or more, interest will be paid on the withdrawal amounts at an annual effective rate of 3% from the effective date of the withdrawal or surrender to the date of the payment.

9.5 DIVIDENDS

      This contract will share in the divisible surplus of the Company, except while payments are being made under a variable payment plan. This surplus will be determined each year, and the dividend, if any, will be credited on the contract anniversary. Any dividend credited prior to the Maturity Date will be applied on the effective date as a Net Purchase Payment unless the Owner elects to have the dividend paid in cash. The effective date of the dividend will be the contract anniversary. However, if the New York Stock Exchange is closed on the contract anniversary, the effective date will be the next following Valuation Date.

9.6 INCONTESTABILITY

      The Company will not contest this contract after it has been in force during the lifetime of the Annuitant for two years from the Issue Date. This Issue Date is shown on page 3.

9.7 MISSTATEMENT OF AGE OR SEX

      If the age or sex of the Annuitant has been misstated, the amount payable will be the amount which the Purchase Payments paid would have purchased at the correct age and sex.

9.8 ENTIRE CONTRACT; CHANGES

      This contract with the attached application is the entire contract. Statements in the application are representations and not warranties. A change in the contract is valid only if it is approved by an officer of the Company. The Company may require that the contract be sent to it for endorsement to show a change. No agent has the authority to change the contractor or to waive any of its terms.

      All payments by the Company under this contract are payable at its Home Office.

      Assets of the Separate Account are owned by the Company and the Company is not a trustee with respect thereto. The Company may from time to time adjust the amount of assets contained in the Separate Account, by periodic withdrawals or additions, to reflect the contract deductions and the Company's reserves for this and other similar contracts.

      This contract is subject to the laws of the state in which it is delivered. All benefits are at least as great as those required by that state.

9.9 TERMINATION OF CONTRACT

      At any time after the first contract anniversary, the Company may terminate the contract and pay the Owner the Accumulation Value of the contract and be released of any further obligation if:

      - prior to the Maturity Date no Purchase Payments have been received under the contract for a period of two full years and each of the following is less than the Minimum Accumulation Value shown on page 4:

            a.    the Accumulation Value of the contract; and

            b. total Purchase Payments paid under the contract, less any amounts withdrawn under Section 4.5; or

      - on the Maturity Date the Accumulation Value of the contract is less than the Minimum Accumulation Value shown on page 4 or would provide a monthly income the initial amount of which is less than the minimum payment amount shown on page 4.

                    SECTION 10. PAYMENT OF CONTRACT BENEFITS

10.1 PAYMENT OF BENEFITS

      All or part of the contract benefits may be paid under one or more of the following:

            -     a variable payment plan;

            -     a fixed payment plan; or

            -     in cash.

      The provisions and rate for variable and fixed payment plans are described in Section 11. Contract benefits may not be placed under a payment plan unless the plan would provide to each beneficiary a monthly income the initial amount of which is at least the minimum payment amount shown on page 4. A Withdrawal Charge will be deducted from contract benefits before their payment under certain conditions described in Section 7.3.

10.2 PAYMENT AT DEATH

      Upon the death of the Annuitant prior to the Maturity Date, the payment at death will be made under any payment plan previously elected. If no payment plan has been elected, the payment at death will be made under a payment plan or in cash as elected by the Owner or beneficiary.

10.3 EFFECTIVE DATE FOR PAYMENT PLAN

      A payment plan that is elected for maturity benefits will take effect on the Maturity Date.

      A payment plan that is elected for death benefits will take effect on the date proof of death of the Annuitant is received at the Home Office if:

      -     the plan is elected by the Owner; and

      - the election is received at the Home Office while the Annuitant is living.

In all other cases, a payment plan that is elected will take effect:

      -     on the date the election is received at the Home Office; or

      -     on a later date, if requested.

10.4 PAYMENT PLAN ELECTIONS

FOR DEATH BENEFITS BY OWNER. The Owner may elect payment plans for death benefits:

      -     while the Annuitant is living; or

      - during the first 60 days after the date of death of the Annuitant, if the Annuitant was not the Owner immediately prior to the Annuitant's death. An election made during the 60 days cannot be changed.

FOR DEATH BENEFITS BY DIRECT OR CONTINGENT BENEFICIARY. A direct or contingent beneficiary may elect payment plans for death benefits payable to the direct or contingent beneficiary if no payment plan that has been elected is in effect. This right is subject to the Owner's rights during the above 60 days.

FOR MATURITY BENEFITS OR WITHDRAWAL AMOUNTS. The Owner may elect payment plans for maturity benefits or withdrawal amounts.

TRANSFER BETWEEN PAYMENT PLANS. A beneficiary who is receiving payment under a payment plan which includes the right to withdraw may transfer the amount withdrawable to any other payment plan that is available.

                         SECTION 11.  PAYMENT PLANS

11.1 DESCRIPTION OF PAYMENT PLANS

INSTALLMENT INCOME FOR SPECIFIED PERIOD (OPTION B)

      The Company will make monthly installment income payments providing for payment of benefits over a specified period of 5 to 3 years.

LIFE INCOME PLANS

      - SINGLE LIFE INCOME (OPTION C). The Company will make monthly payments for the selected certain period, if any, and thereafter during the remaining lifetime of the individual upon whose life income payments depend. The selections available are: (a) no certain period; or (b) a certain period of 10 or 20 years.

      - JOINT AND SURVIVOR LIFE INCOME (OPTION E). The Company will make monthly payments for a 10-year certain period and thereafter during the joint lifetime of the two individuals upon whose lives income payments depend and continuing during the remaining lifetime of the survivor.

      - OTHER SELECTIONS. The Company may offer other selections under the Life Income Plans.

      - LIMITATIONS. A direct or contingent beneficiary who is a natural person may be paid under a Life Income Plan only if the payments depend on that beneficiary's life. A corporation may be paid under a Life Income Plan only if the payments depend on the life of the Annuitant or, after the death of the Annuitant, on the life of the Annuitant's spouse or dependent.

      These payment plans are available on either a fixed or variable basis. Under a fixed payment plan the payment remains level. Under a variable payment plan the payment will increase or decrease as described in Section 11.4.

11.2 ALLOCATION OF BENEFITS

      Upon election of a variable payment plan, the Owner or direct or contingent beneficiary may select the allocation of variable benefits among the Divisions.

      If no selection is made, the allocation of benefits will be as follows:

      - for amounts in the Separate Account Divisions, benefits will be allocated in proportion to the Accumulation Value of each Division on the effective date of the variable payment plan, and

      - for amounts in the Guaranteed Interest Fund, benefits will be allocated 100% to the Money Market Division.

11.3 ANNUITY UNITS UNDER VARIABLE PAYMENT PLANS

      The interest of this contract in the Separate Account after the effective date of a variable payment plan is represented by Annuity Units. The dollar value of Annuity Units for each Division will increase or decrease to reflect the investment experience of the Division. The value of Annuity Unit on any Valuation Date is the product of:

      -     the Annuity Unit value on the immediately preceding Valuation Date;

      - the Net Investment Factor for the period from the immediately preceding Valuation Date up to and including the current Valuation Date (the current period); and

      - the Daily Adjustment Factor of .99990575 raised to a power equal to the number of days in the current period to reflect the Assumed Investment Rate of 3 1/2% used in calculating the monthly payment rate.

11.4  PAYMENTS UNDER VARIABLE PAYMENT PLANS

FIRST PAYMENT. The first payment under a variable payment plan will be due as of the effective date of the payment plan.

      The amount of the first payment is the sum of payments from each Division, each determined by multiplying the benefits allocated to the Division under the variable payment plan by the applicable monthly variable payment rate per $1,000 of benefits.

NUMBER OF ANNUITY UNITS. The number of Annuity Units in each Division under a variable payment plan is determined by dividing the amount of the first payment payable from the Division by the Annuity Unit value for the Division at the close of business on the Valuation Date on which the variable payment plan becomes effective. The number of Annuity Units will not be changed by any subsequent change in the dollar value of Annuity Units.

SUBSEQUENT VARIABLE PAYMENTS. The amount of each subsequent payment from each Division under a variable payment plan will increase or decrease in accord with the increase or decrease in the value of an Annuity Unit which reflects the investment experience of that Division of the Separate Account.

      The Amount of subsequent variable payments is the sum of payments from each Division, each determined by multiplying the fixed number of Annuity Units for the Division by the value of an Annuity Unit for the Division on:

      - the fifth Valuation Date prior to the payment due date if the payment due date is a Valuation Date; or

      - the sixth Valuation Date prior to the payment due date if the payment due date is not a Valuation Date.

11.5 TRANSFER BETWEEN VARIABLE PAYMENT PLANS

      A payee or joint payees receiving payments under a variable payment plan may:

      - transfer Annuity Units from one Division to another. The number of Annuity Units in each Division will be adjusted to reflect the respective value of the Annuity Units in the Divisions on the date the transfer is effective. A Transfer Fee will be deducted from the amount transferred. The amount of the Transfer Fee is shown on page
            4. Transfers from the Money Market Division may be made at any time. No transfer from the other Divisions may be made within 90 days of the effective date of the variable payment plan or within 90 days from the effective date of the last transfer.

      - transfer from an Installment Income Plan (Option B) to either form of the Life Income Plan (Option C or E).

      Other transfers may be permitted subject to conditions set by the Company. A transfer will be effective on the Valuation Date on which a satisfactory transfer request is received in the Home Office, or a later date if requested. However, the transfer will be effective on the following Valuation Date if the request is received at the Home Office either:

      - on a Valuation Date after the close of trading on the New York Stock Exchange; or

      -     on a day on which the New York Stock Exchange is closed.

11.6 WITHDRAWAL UNDER PAYMENT PLANS

      Withdrawal of the present value of any unpaid income payments may be elected at any time by the beneficiary, except at withdrawal may not be elected under a Life Income Plan (Option C or E) until the death of all individuals upon whose lives income payments depend.

      The withdrawal value under the Installment Income Plan (Option B) will be the present value of any unpaid payments, less any applicable Withdrawal Charge under Section 7.3. The withdrawal value under a Life Income Plan (Option C or E) will be the present value of any unpaid payments for the certain period with no Withdrawal Charge.

      For a fixed payment plan, the present value of any unpaid income payments will be based on the rate of interest used to determine the amount of the payments. For a variable payment plan, the present value of any unpaid income payments will be based on interest at the Assumed Investment Rate used in calculating the amount of the variable payments. The amount of variable payments used in calculating the present value of unpaid payments will be determined by multiplying the number of Annuity Units by the value of an Annuity Unit on the effective date of the withdrawal.

      A withdrawal will be effective on the Valuation Date on which the request is received in the Home Office. However, the withdrawal will be effective on the following Valuation Date if the request is received at the Home Office either:

      - on a Valuation Date after the close of trading on the New York Stock Exchange; or

      -     on a day on which the New York Stock Exchange is closed.

11.7 PAYMENT PLAN RATES

PAYMENT RATE TABLES. The guaranteed monthly payment rates for both a fixed payment plan and the first payment under a variable payment plan are shown in the Payment Rate Tables. The tables show rates for the Installment Income Plan for a Specified Period (Option B) and Life Income Plans (Options C and E). Life Income Plan (Option C or E) rates are based on the sex and adjusted age of any individual upon whose life payments depend. The adjusted age is:

      - the age on the birthday that is nearest to the date on which the payment plan takes effect; plus

      - the age adjustment shown below for the number of Contract Years that have elapsed from the Issue Date to the date that the payment plan takes effect. A part of a Contract Year is counted as a full year.

     CONTRACT                    CONTRACT
      YEARS          AGE           YEARS          AGE
     ELAPSED     ADJUSTMENT       ELAPSED      ADJUSTMENT
---------------------------------------------------------------

       1 to 8         0          33 to 40          -4
      9 to 16        -1          41 to 48          -5
     17 to 24        -2         49 or more         -6
     25 to 32        -3

CURRENT FIXED PAYMENT PLAN RATES

      - INSTALLMENT INCOME FOR SPECIFIED PERIOD (OPTION B). The Company may offer fixed payment plan rates higher than those guaranteed in this contract with conditions on withdrawal.

      - LIFE INCOME PLANS (OPTION C OR E). Payments will be based on rates declared by the Company which will not be less than the rates guaranteed in this contract. The declared rates will provide at least as much income as would the Company's rates, on the date that the payment plan takes effect, for a single premium immediate annuity contract.

ALTERNATE VARIABLE RATE BASIS. The Company may from time to time publish higher initial rates for variable payment plans under this contract. These higher rates will not be available to increase payments under payment plans already in effect.

      When a variable payment plan is effective on an alternate rate basis, the Daily Adjustment Factor described in Section 11.3 will be determined based on the Assumed Investment Rate used in calculating the alternate payment rate.

                               PAYMENT RATE TABLES
                   MONTHLY INCOME PAYMENTS PER $1,000 BENEFITS

                    FIRST PAYMENT UNDER VARIABLE PAYMENT PLAN

INSTALLMENT INCOME PLAN (OPTION B)

     PERIOD    MONTHLY     PERIOD    MONTHLY    PERIOD     MONTHLY
    (YEARS)    PAYMENT    (YEARS)    PAYMENT    (YEARS)    PAYMENT
--------------------------------------------------------------------

   Years 1-4                 11       $9.09       21        $5.56
 Not Available               12        8.46       22         5.39
                             13        7.94       23         5.24
                             14        7.49       24         5.09
       5       $18.12        15        7.10       25         4.96
       6        15.35        16        6.76       26         4.84
       7        13.38        17        6.47       27         4.73
       8        11.90        18        6.20       28         4.63
       9        10.75        19        5.97       29         4.53
      10         9.83        20        5.75       30         4.45

                         GUARANTEED FIXED PAYMENT PLANS

INSTALLMENT INCOME PLAN (OPTION B)

     PERIOD    MONTHLY      PERIOD     MONTHLY           PERIOD     MONTHLY
    (YEARS)    PAYMENT      (YEARS)    PAYMENT           (YEARS)    PAYMENT

   Years 1-4                  11        $ 8.42              21       $ 4.85
 Not Available                12          7.80              22         4.67
                              13          7.26              23         4.51
                              14          6.81              24         4.36
        5        $17.49       15          6.42              25         4.22
        6         14.72       16          6.07              26         4.10
        7         12.74       17          5.77              27         3.98
        8         11.25       18          5.50              28         3.87
        9         10.10       19          5.26              29         3.77
       10          9.18       20          5.04              30         3.68

                               PAYMENT RATE TABLES

                   MONTHLY INCOME PAYMENTS PER $1,000 BENEFITS

LIFE INCOME PLAN (OPTION C)

        SINGLE LIFE MONTHLY PAYMENTS
---------------------------------------------
                   CHOSEN PERIOD (YEARS)
   ADJUSTED
      AGE        ZERO        10         20
---------------------------------------------

       55      $ 4.17     $ 4.14     $ 4.06
       56        4.23       4.20       4.11
       57        4.31       4.28       4.17
       58        4.39       4.35       4.23
       59        4.47       4.43       4.29
       60        4.56       4.51       4.35
       61        4.65       4.59       4.42
       62        4.76       4.69       4.49
       63        4.87       4.79       4.56
       64        4.98       4.90       4.63
       65        5.10       5.00       4.70
       66        5.24       5.12       4.77
       67        5.38       5.24       4.84
       68        5.54       5.37       4.91
       69        5.70       5.51       4.98
       70        5.88       5.66       5.05
       71        6.07       5.81       5.12
       72        6.27       5.96       5.19
       73        6.49       6.13       5.24
       74        6.73       6.30       5.30
       75        6.99       6.48       5.36
       76        7.27       6.67       5.40
       77        7.58       6.86       5.45
       78        7.91       7.05       5.49
       79        8.26       7.25       5.52
       80        8.64       7.45       5.55
       81        9.05       7.65       5.58
       82        9.50       7.84       5.60
       83        9.98       8.02       5.62
       84       10.50       8.20       5.63
  85 and over   11.06       8.38       5.64

LIFE INCOME PLAN (OPTION E)

                      JOINT AND SURVIVOR MONTHLY PAYMENTS
-------------------------------------------------------------------------
   OLDER LIFE               YOUNGER LIFE ADJUSTED AGE*
    ADJUSTED
      AGE       55      60       65         70     75     80  85 and over
-------------------------------------------------------------------------

       55    $ 3.79
       60      3.87   $ 4.07
       65      3.94     4.18    $ 4.45
       70      3.99     4.27      4.61    $ 4.99
       75      4.02     4.34      4.73      5.20  $ 5.72
       80      4.05     4.38      4.81      5.35    6.00  $ 6.67
  85 and over  4.06     4.40      4.06      5.45    6.18    7.00   $ 7.75

*See Section 10.7.

The amount of the payment for any other combination of ages will be furnished by the Company on request. The maximum initial monthly income per $1,000 will be $7.75.

Monthly payment rates are based on an Assumed Investment Rate of 3 1/2% and the 1983 Table a with Projection Scale G.

                                AMENDMENT TO SECTION 2
                        FOR FLEXIBLE PAYMENT VARIABLE ANNUITY
                                      ACCOUNT A



     AS OF THE ISSUE DATE, THE SECOND PARAGRAPH OF SECTION 2.1 IS AMENDED TO READ AS FOLLOWS:

     The Separate Account is comprised of the Divisions listed on page 3. The assets allocated to these Divisions are invested in shares of corresponding mutual funds or portfolios of mutual funds, both of which are referred to in this policy as Portfolios. Shares of the Portfolios are purchased for the Separate Account at their net asset value.











                                                               Secretary
                                                        NORTHWESTERN MUTUAL LIFE
                                                           INSURANCE COMPANY









QQVA.FUNDS.(0599)

                       AMENDMENT TO SEPARATE ACCOUNT DIVISIONS



     AS OF APRIL 30, 1999, THE SECOND AND THIRD PARAGRAPHS OF THE SEPARATE ACCOUNT SECTION OF THE CONTRACT RELATING TO THE DIVISIONS OF THE SEPARATE ACCOUNT AND THE ASSETS ALLOCATED TO THESE DIVISIONS ARE AMENDED TO READ AS
FOLLOWS:

     The Separate Account is comprised of the Select Bond, International Equity, Money Market, Balanced, Index 500 Stock, Aggressive Growth Stock, High Yield Bond, Growth Stock, Growth and Income Stock, Index 400 Stock, Small Cap Growth Stock, Russell Multi-Style Equity, Russell Aggressive Equity, Russell Non-US, Russell Real Estate Securities, and Russell Core Bond Divisions. Assets allocated to these Divisions are invested in shares of corresponding mutual funds or portfolios of mutual funds, both of which are referred to in this policy as Portfolios. Shares of the Portfolios are purchased for the Separate Account at their net asset value.

     The Company may make available additional Divisions and Portfolios.








                                                           Secretary
                                                    NORTHWESTERN MUTUAL LIFE
                                                        INSURANCE COMPANY






VA.FUNDS.(0599)
A

                                  INSURANCE COMPANY
                               720 E. WISCONSIN AVENUE
                             MILWAUKEE, WISCONSIN  53202

                                                                                                        --------------------------
                                                                                                                CONTRACT NUMBER
                                                                                                        --------------------------
DEFERRED ANNUITY APPLICATION
----------------------------------------------------------------------------------------------------------------------------------
1.   Has a Northwestern Mutual policy ever  been issued on the annuitant's life?     / / Yes   / / No

     If yes, the last policy number is
                                        -----------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
2.   ANNUITANT

     /X/ Mr.   / / Mrs.  / / Ms.   / / Dr.   / / Other__________________________                    /X/ Male  / / Female
     -----------------------------------------------------------------------------------------------------------------------------
     NAME                                                                                           BIRTHDATE (MONTH, DAY, YEAR)
     /J/O/H/N/ /J/ /D/O/E/                                                                          /0/1/ -  /1/5/ -  /1/9/6/4/
     -----------------------------------------------------------------------------------------------------------------------------
     STATE OF BIRTH (OR FOREIGN COUNTRY)                                                  TAXPAYER IDENTIFICATION NUMBER
     WISCONSIN                                                                            /  /  /  /  -  /  /  -  /  /  /  /  /
     -----------------------------------------------------------------------------------------------------------------------------
     PRIMARY RESIDENCE
     STREET OR PO BOX              1234 MAIN STREET
     -----------------------------------------------------------------------------------------------------------------------------
     CITY, STATE, ZIP (COUNTRY IF OTHER THAN U.S.)
     Milwaukee, WI  53200
     -----------------------------------------------------------------------------------------------------------------------------
     E-MAIL ADDRESS

     -----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
3.   MARKET CATEGORY (SELECT ONE)

     NON-TAX QUALIFIED
     / /  Personal
     / /  Estate or Business
     / /  Net Income Makeup Charitable Remainder Unitrust (NIM-CRUT)
     / /  Eligible 457 Deferred Compensation Plan
          GO TO QUESTION 4.

     TAX QUALIFIED
     / /  Traditional IRA
     / /  Roth IRA
     / /  SIMPLE IRA
     / /  IRA Simplified Employee Pension Plan (SEP)
     / /  TDA Employee salary reduction only
     / /  TDA Employer matching or non-elective contributions included
     / /  401(g) Non-transferable annuity
          THE OWNER IS THE ANNUITANT.  GO TO QUESTION 5.
     /x/  Pension and Profit Sharing

                              -------------------------
                                                          If new trust, attach
               Trust Number   / 0 / 0 / 0 / 1 / 2 / 3 /   Declaration of Employer (31-3344)
                              -------------------------

                                             -------------------
                                               MONTH      DAY
               Contract Anniversary Date     /  /  /  -  /  /  /  Complete only if required by plan.
                                             -------------------

     THE OWNER AND BENEFICIARY ARE THE TRUSTEE(S) OF THE PLAN.  GO TO QUESTION 6.
----------------------------------------------------------------------------------------------------------------------------------

90-1900 (0599)                                                                                                             (PAGE 1)


4.   OWNER (NOTE: A minor owner limits future contract actions.)
          /X/ Annuitant  / / See attached information  / / Other: (Complete A, B, C below)
          -----------------------------------------------------------------------------------------------------------------------
     A.   / / Mr.   / / Mrs.  / / Ms.   / / Dr.   / / Other: ___________________________________   / / Male  / / Female

          -----------------------------------------------------------------------------------------------------------------------
          PERSONAL NAME                                                                            BIRTHDATE (MONTH, DAY, YEAR)

          /  /  /  /  /  /  /  /  /  /  /  /  /  /  /  /  /  /  /  /  /  /  /  /   /               /  /  / - /  /  / - /  /  /  /
          -----------------------------------------------------------------------------------------------------------------------
                                                                     OR
          -----------------------------------------------------------------------------------------------------------------------
          BUSINESS/TRUST NAME

          -----------------------------------------------------------------------------------------------------------------------
     B.   RELATIONSHIP TO ANNUITANT                                                  TAXPAYER IDENTIFICATION NUMBER
                                                                                     /  /  / - /  /  / - /  /  /  /  /
          -----------------------------------------------------------------------------------------------------------------------
     C.   ADDRESS - ANNUITANT'S ADDRESS, OR
          STREET OR PO BOX
          -----------------------------------------------------------------------------------------------------------------------
          CITY, STATE, ZIP (COUNTRY IF OTHER THAN US)                                E-MAIL ADDRESS

          -----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
     BENEFICIARY (NOTE: Cannot be annuitant unless "Estate of Annuitant" named.)
5.   A.   Direct Beneficiary of payment at DEATH:      / / Owner      /X/ Other
          -----------------------------------------------------------------------------------------------------------------------
          FIRST               MIDDLE INITIAL                LAST                RELATIONSHIP TO ANNUITANT
          Jane                     J                        Doe                           Wife
          -----------------------------------------------------------------------------------------------------------------------
          FIRST               MIDDLE INITIAL                LAST                RELATIONSHIP TO ANNUITANT

          -----------------------------------------------------------------------------------------------------------------------
          FIRST               MIDDLE INITIAL                LAST                RELATIONSHIP TO ANNUITANT

          -----------------------------------------------------------------------------------------------------------------------
     B.   Contingent Beneficiary of payment at DEATH:
          -----------------------------------------------------------------------------------------------------------------------
          FIRST               MIDDLE INITIAL                LAST                RELATIONSHIP TO ANNUITANT

          -----------------------------------------------------------------------------------------------------------------------
          FIRST               MIDDLE INITIAL                LAST                RELATIONSHIP TO ANNUITANT

          -----------------------------------------------------------------------------------------------------------------------
          Box (1) or (2) may be selected to include all children or brothers and sisters without naming them, or to add to the contingent beneficiaries named.  Box (3) may be selected to provide for children of a deceased contingent beneficiary; use only if contingent beneficiaries are named and/or box (1) or (2) is checked.  NOTE: The word "children" includes child and any legally adopted child.
          / /  (1)  and all (other) children of the Annuitant.
          / /  (2)  and all (other) brothers and sisters of the Annuitant born of the marriage of or legally adopted by __________
                    and ______________ before the Annuitant's death.
          / /  (3)  any amount that would have been paid to a deceased contingent beneficiary, if living, will be paid in one sum and in equal shares to the children of that contingent beneficiary who survive and receive payment.

     C.   Further Payee of payment at DEATH:
          -----------------------------------------------------------------------------------------------------------------------
          FIRST               MIDDLE INITIAL                LAST                RELATIONSHIP TO ANNUITANT

          -----------------------------------------------------------------------------------------------------------------------

     D.   / /  See attached information form (Use in place of 5A, 5B, 5C)
---------------------------------------------------------------------------------------------------------------------------------
     As a result of this purchase will the values or benefits of any other life insurance policy or annuity contract,
6.   on any life, be affected in any way?                                                                     / / Yes   /x/ No

     NOTE TO AGENT:
     VALUES OR BENEFITS ARE AFFECTED IF ANY QUESTION ON THE DEFINITION OF REPLACEMENT SUPPLEMENT COULD BE ANSWERED "YES."

     If "yes", this transaction is a replacement of life insurance or annuity.

     The agent must:
     -    submit required papers and sales materials and
     -    provide required disclosure notices to the applicant.

     The applicant must answer the questions:
     -    on the Definition of Replacement Supplement and
     -    A, B, and C below.

          Will this annuity:  A.   replace Northwestern Mutual Life?                                          / / Yes   /X/ No
                              B.   replace other Companies?                                                   / / Yes   /X/ No
                              C.   result in 1035 exchange?                                                   / / Yes   /X/ No
---------------------------------------------------------------------------------------------------------------------------------
7.   PLAN (Select One)        /X/  VARIABLE ANNUITY. Complete Variable Annuity Section (Pages 3-5)
                              / /  SINGLE PREMIUM RETIREMENT ANNUITY. Complete Single Premium Retirement Annuity Section (Page 6)

----------------------------------------------------------------------------------------------------------------------------------

90-1900 (0599)                                                                                                            (PAGE 2)


----------------------------------------------------------------------------------------------------------------------------------
V1   TYPE      / /  Back-end Design
               /X/  Front-end Design ($10,000 minimum initial purchase payment)

               The front-end design may provide better long term financial value than the back-end design. Factors you may want to consider in making your decision include the expected holding period of the annuity as well as anticipated liquidity needs.
----------------------------------------------------------------------------------------------------------------------------------
V2   MATURITY: Defaults to age 85 unless otherwise specified below.

                             ------------                        ----------------------------------------
                                                                  (MONTH, DAY, YEAR)
               MATURITY AGE  /     /    /     OR MATURITY DATE   /   /   /  -  /   /   /  -  /  /  /  /  /
                             ------------                        ----------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
V3   INDICATE ALLOCATION OF NET PURCHASE PAYMENTS (Use whole %. Total must equal 100%)


          NORTHWESTERN MUTUAL SERIES FUNDS                                 RUSSELL INSURANCE FUNDS

               Select Bond                   20%                                Multi-Style Equity                   %
                                            ---                                                                   ---
               International Equity            %                                Aggressive Equity                    %
                                            ---                                                                   ---
               Money Market                    %                                Non-US                             10%
                                            ---                                                                   ---
               Balanced                      10%                                Real Estate Securities               %
                                            ---                                                                   ---
               Index 500 Stock                 %                                Core Bond                          10%
                                            ---                                                                   ---
               Aggressive Growth Stock       10%
                                            ---
               High Yield Bond                 %                           FIXED FUND
                                            ---
               Growth Stock                  20%                                Guaranteed Interest*                 %
                                            ---                                                                   ---
               Growth and Income Stock       20%
                                            ---
               Index 400 Stock                 %                           TOTAL                                  100%
                                            ---
               Small Cap Growth Stock          %                           * Guaranteed Interest Fund not available in all states.
                                            ---
















---------------------------------------------------------------------------------------------------------------------------------

90-1900 (0599)                                                                                                            (PAGE 3)


VARIABLE ANNUITY SECTION (CONTINUED)
---------------------------------------------------------------------------------------------------------------------------------
V4   INITIAL PURCHASE PAYMENT

          A.   METHOD OF PAYMENT

               /X/  PREPAID  A purchase payment for the contract applied for has been given to the agent in exchange for the receipt with the same number as this application.  NOTE: ALL PURCHASE PAYMENT CHECKS MUST BE MADE PAYABLE TO
                    NORTHWESTERN MUTUAL LIFE. DO NOT MAKE CHECKS PAYABLE TO AGENT OR LEAVE PAYEE BLANK.
               ------------------------
               AMOUNT
               $    10,000.00
               ------------------------

               / /  NON-PREPAID  (NOTE: Contract will not be issued until initial purchase payment is received.)
                    / /  1.   Collected via Multiple Contract Bill (MCB). RECOMMENDED FOR SIMPLE IRA'S.
                    / /  2.   Automatic withdrawal from checking account (ISA/EFT).                 ------------------------------
                    / /  3.   Check coming from another financial institution. Estimated Amount:    $
                                                                                                    ------------------------------

          B.   FOR IRA's (Traditional, SEP, SIMPLE and Roth IRA) enter amount(s) indicating how the initial purchase payment is to be applied. CAUTION: Accurate selection is needed to assure correct tax reporting.

                    --------------------------------------------------------------------------------------------------------------
                    $                        CURRENT (   ) TAX YEAR (Date on check matches current tax year.)
                    --------------------------------------------------------------------------------------------------------------
                    $                        PRIOR (   ) TAX YEAR (One year prior to current calendar year.)
                    --------------------------------------------------------------------------------------------------------------
                    $                        DIRECT TRANSFER - CHECK PAYABLE TO NORTHWESTERN MUTUAL LIFE for the benefit of the contract owner.
                                             THE SOURCE MARKET MUST BE INDICATED. CHECK ONE:
                                             / /  Traditional IRA
                                             / /  TDA
                                             / /  Pension/Profit Sharing/401k/Defined Benefit
                                             / /  Roth IRA
                                             / /  SIMPLE IRA - The owner has been a participant in the employer's SIMPLE Plan for:
                                                       / / Two years or LESS.   / / More than two years.
                                             / /  SEP
                    ---------------------------------------------------------------------------------------------------------
                    $                        60-DAY ROLLOVER - PERSONAL CHECK from owner OR check ENDORSED TO
                                             NORTHWESTERN MUTUAL LIFE.
                                             THE SOURCE MARKET MUST BE INDICATED IF THE FOLLOWING IS APPLICABLE.
                                             / /  Traditional IRA (Traditional IRA to Roth IRA)
                                             / /  SIMPLE IRA (SIMPLE IRA to Traditional IRA)
                                                  The owner has been a participant in the employer's SIMPLE Plan for:
                                                       / / Two years or LESS    / / More than two years.
                    ---------------------------------------------------------------------------------------------------------











----------------------------------------------------------------------------------------------------------------------------------

90-1900 (0599)                                                                                                            (PAGE 4)


----------------------------------------------------------------------------------------------------------------------------------
V5   SUBSEQUENT PURCHASE PAYMENTS (Select One)                                                                   -----------------
     / / None Anticipated.                                                                                           ISA NUMBER
     /X/ Send Investment Reminders to Owner with Confirmations and Quarterly Summary Statements.                  _______________
         -------------------------                                                                               -----------------
         ANTICIPATED ANNUAL AMOUNT
         $   3,000.00
         -------------------------
     / / Automatic Withdrawal from Checking Account (ISA/EFT).
         -------------------------------------------------------------------------------------------------------------------------
         AMOUNT          DATE OF FIRST DRAFT (MONTH, DAY, YEAR)       FREQUENCY

         $                 /  /  -  /  /  /  -  /  /  /  /  /         / / Monthly   / / Quarterly   / / Semiannual   / / Annual
         -------------------------------------------------------------------------------------------------------------------------
         NOTE: Subsequent withdrawals will be on the same day of the month (1-28 ONLY) as the initial draft.  ATTACH VOID CHECK
         IF ONGOING DRAFT DRAWN ON DIFFERENT ACCOUNT THAN INITIAL PAYMENT CHECK OR IF CHECK NOT ATTACHED.

         ISA/EFT Payer   / / Annuitant at annuitant's address   / / Other:
         -------------------------------------------------------------------------------------------------------------------------
     A.  / / Mr.   / / Mrs.   / / Ms.   / / Dr.   / / Other:_______________________________         / / Male   / / Female
         -------------------------------------------------------------------------------------------------------------------------
         PERSONAL NAME                                                                   BIRTHDATE (MONTH, DAY, YEAR)
         /  /  /  /  /  /  /  /  /  /  /  /  /  /  /  /  /  /  /  /  /  /  /  /          /  /  / - /  /  / - /  /  /  /  /
         -------------------------------------------------------------------------------------------------------------------------
                                                                       OR
         -------------------------------------------------------------------------------------------------------------------------
         BUSINESS/TRUST NAME

         -------------------------------------------------------------------------------------------------------------------------
     B.  TAXPAYER IDENTIFICATION NUMBER    DAYTIME TELEPHONE NUMBER
         /  /  /  /  /  /  /  /  /  /  /   (   )
         -------------------------------------------------------------------------------------------------------------------------
     c.  ADDRESS

         STREET OR PO BOX
         -------------------------------------------------------------------------------------------------------------------------
         CITY, STATE, ZIP (COUNTRY IF OTHER THAN US)

         -------------------------------------------------------------------------------------------------------------------------
         Payer signature below is authorization to the depository institution named on the attached check to pay and charge named account with electronic funds transfers, or other form of pre-authorized check or withdrawal order transfers, initiated by the Northwestern Mutual Life Insurance Company to its own order.  This authorization will remain in effect until revoked in writing.

                                                                        X
                                                                        ----------------------------------------------------------
                                                                                              ISA/EFT PAYER SIGNATURE
     / / Add to Multiple Contract Bill.
         -------------------------------------------------------------------------------------------------------------------------
         AMOUNT                         MCB NUMBER               MCB PAYER
         $
         -------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
V6   THE COMPANY IS REQUIRED TO MAKE THE FOLLOWING INQUIRIES FOR PURPOSES OF DETERMINING SUITABILITY OF THIS SALE.  THE
     APPLICATION WILL NOT BE ACCEPTED WITHOUT THIS INFORMATION.

     ANNUITANT'S PURPOSE FOR CONTRACT                             CURRENT FINANCIAL STATUS
     /X/ Fund tax-qualified retirement plan                       Total Annual Income (all sources)   $__________________________
     / / Personal retirement planning                             Total Net Worth                     $__________________________
     / / Other.  Specify __________________________________       ANTICIPATED NUMBER OF YEARS CONTRACT WILL BE IN FORCE__________

     INVESTMENT OBJECTIVES FOR THIS CONTRACT
     / / Preservation of principal                                     / / Moderate risk, moderate return potential
     / / Lower risk, lower return potential                            / / Higher risk, higher return potential

     THE ANSWERS TO V6 ACCURATELY DESCRIBE MY CURRENT FINANCIAL STATUS AND OBJECTIVES.

     ON (date of delivery: ___-___-___) THE FOLLOWING PROSPECTUS OR OFFERING CIRCULAR AND REPORT WAS DELIVERED:
     /X/ Account A Offering Circular dated 05-01-99 and Report dated ___-___-___ (Corporate Pension Plans)
     /X/ Account A Prospectus dated 05-01-99 (Partnership or Sole Proprietorship Pension Plans)
     / / Account B Prospectus dated ___-___-___ (all others)

     I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS OR OFFERING CIRCULAR AND REPORT AND I UNDERSTAND THAT ALL PAYMENTS AND VALUES
     PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT
     GUARANTEED AS TO AMOUNT.

     X                                                                 X (SIGNED) John J. Doe
     -------------------------------------------------------------     -----------------------------------------------------------
           ANNUITANT SIGNATURE (IF OTHER THAN APPLICANT)                                    APPLICANT SIGNATURE
----------------------------------------------------------------------------------------------------------------------------------

90-1900 (0599)                                                                                                            (PAGE 5)


----------------------------------------------------------------------------------------------------------------------------------
F1   GUARANTEED PERIOD:  / / One Year    / / Three Year
----------------------------------------------------------------------------------------------------------------------------------
                     -------------
F2   MATURITY AGE    /     /     /    If not specified, defaults to age 85.
                     -------------
----------------------------------------------------------------------------------------------------------------------------------
F3   PREMIUM PAYMENT

     A. METHOD OF PAYMENT

       / / PREPAID   The premium for the contract applied for has been given to the agent in exchange for the receipt with the same number as this application. NOTE: ALL PREMIUM PAYMENT CHECKS MUST BE MADE PAYABLE TO NORTHWESTERN MUTUAL
                     LIFE.  DO NOT MAKE CHECK PAYABLE TO AGENT OR LEAVE PAYEE BLANK.
                     -----------------------------
                     AMOUNT
                     $
                     -----------------------------

      / / NON-PREPAID (NOTE: Contract will not be issued until initial premium is received.)
                     -----------------------------
                     $                                    (Estimated amount of check coming from another financial institution.)
                     -----------------------------

     B. FOR IRAS (Traditional, SEP, SIMPLE and Roth IRA) enter amount(s) indicating how the premium payment is to be applied.
        CAUTION: Accurate selection is needed to assure correct tax reporting.

        Only Direct Transfer or 60-Day Rollover can be selected.
        -------------------------------------------------------------------------------------------------------------------------
          $                   DIRECT TRANSFER - CHECK PAYABLE TO NORTHWESTERN MUTUAL LIFE for the benefit of the contract owner.
                              THE SOURCE MARKET MUST BE INDICATED.  CHECK ONE:
                              / / Traditional IRA
                              / / TDA
                              / / Pension/Profit Sharing/401k/Defined Benefit
                              / / Roth IRA
                              / / SIMPLE IRA - The Owner has been a participant in the employer's SIMPLE Plan for:
                                       / / Two years or LESS.   / / More than two years.
                              / / SEP
        -------------------------------------------------------------------------------------------------------------------------
          $                   60-DAY ROLLOVER - PERSONAL CHECK from owner OR check ENDORSED TO
                              NORTHWESTERN MUTUAL LIFE.
                              THE SOURCE MARKET MUST BE INDICATED IF THE FOLLOWING IS APPLICABLE.
                              / / Traditional IRA (Traditional IRA to Roth IRA)
                              / / SIMPLE IRA (SIMPLE IRA TO Traditional IRA)
                                  The owner has been a participant in the employer's SIMPLE Plan for:
                                      / / Two years or LESS.   / / More than two years.
        -------------------------------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------------------------------------
90-1900 (0599)                                                                                                            (PAGE 6)


----------------------------------------------------------------------------------------------------------------------------------

  THE ANNUITANT CONSENTS TO THIS APPLICATION.

  EACH PERSON SIGNING THIS APPLICATION DECLARES THAT THE ANSWERS AND STATEMENTS MADE IN THIS APPLICATION ARE CORRECTLY
  RECORDED, COMPLETE AND TRUE TO THE BEST OF HIS OR HER KNOWLEDGE AND BELIEF.

  IT IS UNDERSTOOD AND AGREED THAT:
  For the purposes of this application, if a Variable Annuity is applied for, the word "policy" means contract and the word
  "premium" means purchase payment.

  If the Owner is a Trustee or successor Trustee under a tax qualified plan or the employer under a tax qualified non-trusteed plan, Northwestern Mutual LIfe will be fully discharged of liability for any action taken by the Owner in the exercise of any policy right and for all amounts paid to, or at the direction of, the Owner and will have no obligation as to the use of the amounts.  In all dealings with the Owner, Northwestern Mutual Life will be fully protected against the claims of every other person.

  The initial purchase payment will be credited the valuation date coincident with or next following the date it is received at the Home Office.  Receipt of purchase payments at a payment facility designated by Northwestern Mutual LIfe will be considered the same as receipt at the Home Office.

  If a Tax Qualified Employee Plan, an IRA or TDA is applied for, the Applicant and/or Annuitant have received and reviewed the appropriate ERISA, IRA or TDA disclosure statements.

  BACK-END DESIGN VARIABLE ANNUITY AND SINGLE PREMIUM RETIREMENT ANNUITY POLICIES HAVE PROVISIONS FOR THE ASSESSMENT OF
  SURRENDER CHARGES ON CASH WITHDRAWAL.

  No agent is authorized to make or alter contracts or to waive the rights or requirements of Northwestern Mutual Life.








  X                                                               X (signed) John J. Doe
  ----------------------------------------------------------     ------------------------------------------------------------------
      SIGNATURE OF ANNUITANT  (IF OTHER THAN APPLICANT)          SIGNATURE OF APPLICANT (INDICATE RELATIONSHIP BELOW IF APPLICABLE)
                                                                                  / / TRUSTEE       / / EMPLOYER

  SIGNED at         Milwaukee         Milwaukee        WI               DATE   / 0 / 5 /  -  / 0 / 1 /  -  / 1 / 9 / 9 / 9/
           ----------------------------------------------------------        ------------------------------------------------------
                         CITY             COUNTY        STATE                             MONTH      DAY          YEAR

                                                                  X (signed) Norm W. Western
                                                                  -----------------------------------------------------------------
                                                                                       SIGNATURE OF LICENSED AGENT




----------------------------------------------------------------------------------------------------------------------------------

90-1900 (0599)                                                                                                            (PAGE 7)

                        IT IS RECOMMENDED THAT YOU ...

                        read your contract.

                        notify your Northwestern Mutual agent or the Company at 720 E. Wisconsin Avenue, Milwaukee, Wis. 53202, of an address change.

                        call your Northwestern Mutual agent for information -particularly on a suggestion to terminate or exchange this contract for another contract or plan.

                        ELECTION OF TRUSTEES

                        The members of The Northwestern Mutual Life Insurance Company are its policyholders of insurance policies and deferred annuity contracts. The members exercise control through a Board of Trustees. Elections to the Board are held each year at the annual meeting of members. Members are entitled to vote in person or by proxy.

                        FLEXIBLE PAYMENT VARIABLE ANNUITY-ACCOUNT B

                        AMOUNTS ALLOCATED TO THE SEPARATE ACCOUNT DIVISIONS AND VARIABLE PAYMENTS PROVIDED BY THIS CONTRACT ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT BUT ARE VARIABLE AND MAY INCREASE OR DECREASE TO REFLECT THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT.

                [NORTHWESTERN
                 MUTUAL LIFE LOGO]